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                     THE UNION LIGHT, HEAT AND POWER COMPANY

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                                     BY-LAWS

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                    ADOPTED BY SHAREHOLDERS, APRIL 27, 1948
                    AMENDED BY BOARD OF DIRECTORS, MAY 3, 1950
                    AMENDED BY SHAREHOLDERS, MAY 2, 1984
                    AMENDED BY SHAREHOLDERS, MAY 3, 1989
                    AMENDED BY SHAREHOLDERS, JUNE 16, 1995
                    AMENDED BY SHAREHOLDERS, MAY 8, 1996
                    AMENDED EFFECTIVE JULY 24, 1997
                    AMENDED BY SHAREHOLDERS, MAY 26, 1999




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                                TABLE OF CONTENTS

                                     BY-LAWS
                     THE UNION LIGHT, HEAT AND POWER COMPANY

                                    ARTICLE I
                                     Offices

                                                                            Page

Section        1.     Offices................................................1


                                   ARTICLE II
                             Shareholders' Meetings

Section        1.     Annual Meeting.........................................1
               2.     Notice of Annual Meeting...............................1
               3.     Special Meetings.......................................1
               4.     Notice of Special Meeting..............................1
               5.     Waiver of Notice.......................................1
               6.     Quorum.................................................1
               7.     Voting.................................................2
               8.     Written Consent of Shareholders in Lieu of Meeting.....2


                                  ARTICLE III
                               Board of Directors

Section        1.         Number of Directors, Tenure, Vacancies.............2
               2.         Annual Organization Meeting........................3
               3.         Regular Meetings...................................3
               4.         Special Meetings...................................3
               5.         Notice of Meetings.................................3
               6.         Quorum.............................................3
               7.         Compensation of Directors..........................3
               8.         Executive Committee................................3
               9.         Other Committees...................................4
               10.        Actions of Board ..................................4


                                   ARTICLE IV
                                    Officers

Section        1          Officers...........................................4
               2.         Subordinate Officers...............................4
               3.         Chairman of the Board..............................4
               4.         Vice Chairman......................................5
               5.         Chief Executive Officer............................5
               6.         Chief Operating Officer............................5
               7.         President..........................................5






                                        i


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                                                                            Page
               8.         Vice Presidents....................................5
               9.(a).     Secretary..........................................5
               9.(b).     Assistant Secretaries..............................6
               10.(a).    Treasurer..........................................6
               10.(b).    Assistant Treasurers...............................6
               11.(a).    Comptroller........................................6
               11.(b).    Assistant Comptrollers.............................6


                                    ARTICLE V
                     Indemnification of Directors, Officers,
                              Employees, and Agents

Section        1.         Definitions........................................7
               2.         Indemnification....................................8
               3.         Mandatory Indemnification..........................8
               4.         Advance for Expenses...............................9
               5.         Determination and Authorization
                          of Indemnification.................................9
               6.         Indemnification of Officers,
                          Employees, and Agents..............................10
               7.         Insurance..........................................10
               8.         Application of this Article........................10


                                   ARTICLE VI
                                  Capital Stock

Section        1.         Form and Execution of Certificates.................11
               2.         Transfer of Shares.................................11
               3.         Appointment of Transfer Agents and Registrars......11
               4.         Closing of Transfer Books or Taking Record
                          of Shareholders....................................11
               5.         Lost Stock Certificates............................11


                                   ARTICLE VII
                                    Dividends

Section        1.         Dividends..........................................12


                                  ARTICLE VIII
                                   Fiscal Year

Section        1.         Fiscal Year........................................12





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                                                                            Page
                                   ARTICLE IX
                         Contracts, Checks, Notes, etc.

Section        1.         Contracts, Checks, Notes, etc......................12



                                    ARTICLE X
                           Notice and Waiver of Notice

Section        1.         Notice and Waiver of Notice........................13


                                   ARTICLE XI
                                 Corporate Seal

Section        1.         Corporate Seal.....................................13


                                   ARTICLE XII
                                    Amendment

Section        1.         Amendment..........................................13









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                                     BY-LAWS

                                       OF

                     THE UNION LIGHT, HEAT AND POWER COMPANY


                                    ARTICLE I
                                     OFFICES

     SECTION 1. OFFICES. The registered office of the Corporation shall be located in the City of Louisville, Jefferson County, Commonwealth of Kentucky. The Corporation may establish branch offices and conduct and carry on business at such other places within or without the Commonwealth of Kentucky as the Board of Directors may from time to time fix or designate, and any business conducted or carried on at such other place or places shall be as binding and effectual as if transacted at the registered office of the Corporation.


                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders may be held either within or without the Commonwealth of Kentucky, at such place, time, and date designated by the Board of Directors, for the election of directors, the consideration of the reports to be laid before the meeting and the transaction of such other business as may be brought before the meeting.

     SECTION 2. NOTICE OF ANNUAL MEETINIG. Notice of the annual meeting shall be given in writing to each shareholder entitled to vote thereat, at such address as appears on the records of the Corporation at least ten (10) days, and not more than forty (40) days prior to the meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman, Vice Chairman, Chief Executive Officer, Chief Operating Officer, or President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold in the aggregate one-fifth of all the shares outstanding and entitled to vote thereat, upon notice in writing, stating the time, place and purpose of the meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

     SECTION 4. Notice of Special Meeting. Notice of a special meeting, in writing, stating the time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, not less than ten (10) nor more than thirty-five (35) days after the receipt of said request.

     SECTION 5. Waiver of Notice. Notice of any shareholders' meeting may be waived in writing by any shareholder at any time before or after the meeting.

     SECTION 6. Quorum. At any meeting of the shareholders, the holders of a majority of the shares of stock of the Corporation, issued and outstanding, and entitled to vote, present in person or by proxy, shall constitute a quorum for all purposes, unless otherwise specified by law or the Articles of Incorporation.

     If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting from time to time without further notice, other than by announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 7. VOTING. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless some other definite period of validity shall be expressly provided therein.

     Each shareholder shall have one (1) vote for each share of stock having voting power, registered in his or her name on the books of the Corporation, at the date fixed for determination of persons entitled to vote at the meeting or, if no date has been fixed, then at the date of the meeting. Cumulative voting shall be permitted only as expressly required by statute.

     A complete list of shareholders entitled to vote at the shareholders' meetings, arranged in alphabetical order, with the address and the number of voting shares held by each, shall be produced on the request of any shareholder, and such list shall be prima facie evidence of the ownership of shares and of the right of shareholders to vote, when certified by the Secretary or by the agent of the Corporation having charge of the transfer of shares.

     SECTION 8. WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted by statute, the Restated Articles of Incorporation of the Corporation, or these By-Laws, to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a written consent in lieu of a meeting, setting forth the actions so taken, shall be signed by all the shareholders entitled to vote thereon. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such shareholders, in person or by attorney or proxy duly appointed in writing, and filed with the records of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein.


                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS, TENURE, VACANCIES. The business and affairs of the C0rporation shall be managed and controlled by a Board of Directors (who need not be shareholders) consisting of not less than three (3) persons and not more than seven (7), the exact number of which may be fixed or changed either by the affirmative vote of the majority of the shares represented and entitled to vote at any meeting of the shareholders called for the purpose of electing directors, or by the affirmative vote of the majority of the directors then in office at any stated or special meeting of the Board of Directors; provided, however, that the board may be subject to certain limitations as expressly provided for under and pursuant to Kentucky Revised Statutes I271B.8-030(2), or such similar successor governing statute. Directors shall be elected annually by the shareholders at the annual meeting, and each director shall hold office until his successor shall have been elected and qualified. Any director may resign at any time. Vacancies occurring in the Board of Directors shall be filled by the remaining members of the board. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualifies. Any director may be removed at any time by the affirmative vote of a majority of the stock then issued and entitled to vote at a special meeting of shareholders called for the purpose.

     SECTION 2. ANNUAL ORGANIZATION MEETING. Immediately after each annual election, the newly-elected directors may meet forthwith (either within or without the State of Kentucky) for the purpose of organization, the election of officers and the transaction of other business. If a majority of the directors be then present no prior notice of such meeting shall be required to be given. The place and time of such first meeting may, however, be fixed by written consent of all the directors, or by three (3) days written notice given by the Secretary of the Corporation.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place (either within or without the State of Kentucky), and upon such notice, as the Board of Directors may from time to time determine.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, Vice Chairman, Chief Executive Officer, Chief Operating Officer, or President, or may be called by the written request of two
(2) members of the Board of Directors.

     SECTION 5. NOTICE OF MEETINGS. Notice of meetings shall be given to each director in accordance with Article X, Section 1, of these By-Laws.

     SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a majority of those present at the time and place of any meeting, although less than a quorum, may adjourn the same from time to time, without notice, until a quorum be had. The act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 7. COMPENSATION OF DIRECTORS. Each director of the Corporation (other than directors who are salaried officers of the Corporation or of The Cincinnati Gas & Electric Company or any of its affiliates) shall be entitled to receive as compensation for services such amounts as may be determined from time to time by the Board of Directors in form either in fees for attendance at the meeting of the Board of Directors, or by payment at the rate of a fixed sum per month, or both. The same payment may also be made to anyone other than a director officially called to attend any such meeting.

     SECTION 8. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the whole Board, designate annually three (3) of their number to constitute an Executive Committee, who to the extent provided in the resolution, shall exercise in the intervals between the meetings of the Board of Directors the powers of the Board in the management of the business and affairs of the Corporation.

     The Executive Committee may act by a majority of its members at a meeting or by a writing signed by all of its members.

     All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

     Non-employee members of such Executive Committee shall be entitled to receive such fees and compensation as the Board of Directors may determine.

     SECTION 9. OTHER COMMITTEES. The Board of Directors may also appoint such other standing or temporary committees from time to time as they may see fit, delegating to such committees all or any part of their own powers. The members of such committees shall be entitled to receive such fees as the Board may determine.

     SECTION 10. ACTIONS OF BOARD. Unless otherwise provided by the Restated Articles of Incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation, or of any committee(s) thereof, may be taken without a meeting, if all the members of the Board of Directors, or of such committee(s), as the case may be, consent thereto in writing, and such writing(s) is filed with the minutes of proceedings of the Board of Directors, or of such committee(s), of the Corporation. Any such written consent to action of the Board of Directors, or of such committee(s), shall be effectuated by the signature of the member lastly consenting thereto in writing, unless the consent otherwise specifies a prior or subsequent effective date.


                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, a Comptroller, and may consist of a Vice Chairman, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or one or more Assistant Comptrollers, all of whom shall be elected by the Board of Directors, and shall hold office for one year and until their successors are chosen and qualified.

     Any two or more offices may be held by the same person, except that the duties of the President and Secretary shall not be performed by the same person. All vacancies occurring among any of the above offices shall be filled by the Board of Directors. Any officer may be removed with or without cause by the affirmative vote of a majority of the number of Directors at any meeting of the Board of Directors.


     SECTION 2. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as they shall deem necessary.


     SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and, in the absence or inability to act of the Chief Executive Officer, meetings of shareholders and shall, subject to the Board's direction and control, be the Board's representative and medium of communication, and shall perform such other duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors. The Chairman of the Board shall direct the long-term strategic planning process of the Corporation and shall also lend his or her expertise to such other officers as may be requested from time to time by such officers. The Chairman shall be a member of the Executive Committee.


     SECTION 4. THE VICE CHAIRMAN. The Vice Chairman of the Board, if there be one, shall be a director and shall preside at meetings of the Board of Directors in the absence or inability to act of the Chairman of the Board or meetings of shareholders in the absence or inability to act of the Chief Executive Officer and the Chairman of the Board. The Vice Chairman shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. The Vice Chairman shall be a member of the Executive Committee.


     SECTION 5. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be a director and shall preside at all meetings of the shareholders, and, in the absence or inability to act of the Chairman of the Board and the Vice Chairman, at all meetings of the Board of Directors. The Chief Executive Officer shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require be brought to their notice. The Chief Executive Officer shall be the chairman of the Executive Committee and ex officio a member of all standing committees.


     SECTION 6. THE CHIEF OPERATING OFFICER. The Chief Operating Officer of the Corporation, if there be one, shall have general and active management and direction of the affairs of the Corporation, shall have supervision of all departments and of all officers of the Corporation, shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect, and shall have the general powers and duties of supervision and management usually vested in the office of a Chief Operating Officer of a corporation. Unless otherwise provided, all corporate officers and functions shall report directly to the Chief Operating Officer, if there be one, or, if not, to the Chief Executive Officer.


     SECTION 7. THE PRESIDENT. The President shall have such duties as may be delegated by the Board of Directors, Chief Executive Officer or Chief Operating Officer.


     SECTION 8. THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as the Board of Directors shall, from time to time, require. In the absence or incapacity of the President, the Vice President designated by the Board of Directors or Executive Committee, Chief Executive Officer, Chief Operating Officer, or President shall exercise the powers and duties of the President.


     SECTION 9(A). THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors, of the Executive Committee and of the shareholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.

     The Secretary shall keep in safe custody the seal of the Corporation, and, whenever authorized by the Board of Directors or the Executive Committee, affix the seal to any instrument requiring the same.

     The Secretary shall see that proper notice is given of all meetings of the shareholders of the Corporation and of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors, Chief Executive Officer, Chief Operating Officer or President.


     SECTION 9(B). ASSISTANT SECRETARIES. At the request of the Secretary, or in his or her absence or inability to act, the Assistant Secretary or, if there be more than one, the Assistant Secretary designated by the Secretary, shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions of the Secretary. The Assistant Secretaries shall perform such other duties as may from time to time be assigned to them by the Board of Directors, Chief Executive Officer, Chief Operating Officer, President, or Secretary.


     SECTION 10(A). THE TREASURER. The Treasurer shall be the financial officer of the Corporation, shall keep full and accurate accounts of all collections, receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables in the name and to the credit of the Corporation, in such depositories as may be directed by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Chief Executive Officer, Chief Operating Officer, or President, taking proper vouchers therefor, and shall render to the Chief Executive Officer, Chief Operating Officer, or President, and directors at all regular meetings of the Board, or whenever they may require it, and to the annual meeting of the shareholders, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

     The Treasurer shall also perform such other duties as the Board of Directors may from time to time require.

     If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a form and in a sum with surety satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and the restoration to the Corporation in the case of his or her death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession belonging to the Corporation.


     SECTION 10(B). ASSISTANT TREASURERS. At the request of the Treasurer, or in his or her absence or inability to act, the Assistant Treasurer or, if there be more than one, the Assistant Treasurer designated by the Treasurer, shall perform the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions of the Treasurer. The Assistant Treasurers shall perform such other duties as may from time to time be assigned to them by the Board of Directors, Chief Executive Officer, Chief Operating Officer, President, or Treasurer.


     SECTION 11(A). THE COMPTROLLER. The Comptroller shall have control over all accounts and records of the Corporation pertaining to moneys, properties, materials and supplies. He or she shall have executive direction over the bookkeeping and accounting departments and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies. He or she shall have such other powers and duties as are incident to the office of Comptroller of a corporation and shall be subject at all times to the direction and control of the Board of Directors, Chief Executive Officer, Chief Operating Officer, President and a Vice President.


     SECTION 11(B). ASSISTANT COMPTROLLERS. At the request of the Comptroller, or in his or her absence or inability to act, the Assistant Comptroller or, if there be more than one, the Assistant Comptroller designated by the Comptroller, shall perform the duties of the Comptroller and when so acting shall have all the powers of and be subject to all the restrictions of the Comptroller. The Assistant Comptrollers shall perform such other duties as may from time to time be assigned to them by the Board of Directors, Chief Executive Officer, Chief Operating Officer, President, or Comptroller.



                                   ARTICLE V
                         INDEMNIFICATION OF DIRECTORS,
                        OFFICERS, EMPLOYEES, AND AGENTS


     SECTION 1. DEFINITIONS. As used in this Article:

     A. "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     B. "Director" means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A Director shall be considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

     C. "Expenses" include counsel fees.

     D. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     E. "Official capacity" means:

          (1) When used with respect to a Director, the office of Director in the Corporation, and

          (2) When used with respect to an individual other than a Director, as contemplated in Section 6, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" shall not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

     F. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     G. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.


     SECTION 2. INDEMNIFICATION.

     A. Except as provided in subsection (D) of this Section, the Corporation shall indemnify an individual made a party to a proceeding because he or she is or was a Director against liability incurred in the proceeding if:

          (1) He or she conducted himself or herself in good faith; and

          (2) He or she reasonably believed:

               (a) In the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in its best interest; and

               (b) In all other cases, that his or her conduct was at least not opposed to its best interests; and

          (3) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     B. A Director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of subsection A(2)(b) of this Section.

     C. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not be, of itself, determinative that the Director did not meet the standard of conduct described in this Section.

     D. The Corporation may not indemnify a Director under this
Section:

          (1) In connection with a proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or

          (2) In connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

     E. Indemnification permitted under this Section in connection with a proceeding by or in the right of the Corporation shall be limited to reasonable expenses incurred in connection with the proceeding.


     SECTION 3. MANDATORY INDEMNIFICATION. Unless limited by the Articles of Incorporation, the Corporation shall indemnify a Director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a Director of the Corporation against reasonable expenses incurred by him or her in connection with the proceeding.


     SECTION 4. ADVANCE FOR EXPENSES.

     A. The Corporation may pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (1) The Director furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in Section 2;

          (2) The Director furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     B. The undertaking required by subsection A(2) of this Section shall be an unlimited general obligation of the Director but shall not be required to be secured and may be accepted without reference to financial ability to make repayment.

     C. Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 5.


     SECTION 5. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     A. The Corporation shall not indemnify a Director under Section 2 of this Article unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 2.

     B. The determination shall be made:

          (1) By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

          (2) If a quorum cannot be obtained under subsection B(1) of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

          (3) By special legal counsel:

               (a) Selected by the Board of Directors or its committee in the manner prescribed in subsection B(1) and (2) of this Section; or

               (b) If a quorum of the Board of Directors cannot be obtained under subsection B(1) of this Section and a committee cannot be designated under subsection B(2) of this Section, selected by majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or

          (4) By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding shall not be voted on the determination.

     C. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection B(3) of this Section to select counsel.


     SECTION 6. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Unless the Corporation's Articles of Incorporation provide otherwise:

     A. An officer of the Corporation who is not a Director shall be entitled to mandatory indemnification under Section 3, and is entitled to apply for court-ordered indemnification under the Kentucky Business Corporation Act, in each case to the same extent as a Director;

     B. The Corporation may indemnify and advance expenses under this Article to an officer, employee, or agent of the Corporation who is not a Director to the same extent as to a Director; and

     C. The Corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a Director to the extent, consistent with public policy, that may be provided by the Articles of Incorporation, By-Laws, general or specific action of the Board of Directors, or contract.


     SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, or agent of the Corporation, or who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under Section 2 or Section 3.


     SECTION 8. APPLICATION OF THIS ARTICLE.

     A. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the By-Laws, any agreement, vote of shareholders or disinterested
Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     B. This Article shall not limit the Corporation's power to pay or reimburse expenses incurred by a Director in connection with his or her appearance as a witness at a proceeding at a time when he or she has not been made a named defendant or respondent to the proceeding.



                                   ARTICLE VI
                                  CAPITAL STOCK

     SECTION 1. FORM AND EXECUTION OF CERTIFICATES. The certificates for shares of the capital stock of the Corporation shall be of such form and content, not inconsistent with the law and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by (1) either the Chairman, Chief Executive Officer, President or a Vice President, and
(2) any one of the following officers: Secretary or Assistant Secretary, Treasurer or Assistant Treasurer. All certificates shall be consecutively numbered in each class of shares. The name and address of the person owning the shares represented thereby, with the number of shares and the date of issue, shall be entered on the Corporation's books.


     SECTION 2. TRANSFER OF SHARES. Transfer of shares shall be made upon the books of the Corporation or respective Transfer Agents designated to transfer each class of stock, and before a new certificate is issued the old certificates shall be surrendered for cancellation.


     SECTION 3. APPOINTMENT OF TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or one or more registrars or both, and may require all stock certificates to bear the signature of either or both. When any such certificate is signed, by a transfer agent or registrar, the signatures of the corporate officers and the corporate seal, if any, upon such certificate may be facsimiles, engraved or printed.

     In case any officer designated for the purpose, who has signed or whose facsimile signature has been used on any such certificate, shall, from any cause, cease to be such officer before the certificate has been delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person had not ceased to be such officer.


     SECTION 4. CLOSING OF TRANSFER BOOKS OR TAKING RECORD OF SHAREHOLDERS. The Board of Directors may fix a time not exceeding forty (40) days preceding the date of any meeting of shareholders or any dividend payment date or any date for the allotment of rights as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be; or the Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.


     SECTION 5. LOST STOCK CERTIFICATES. In the case of a lost stock certificate, a new stock certificate may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a satisfactory bond of indemnity to the Corporation and/or to the transfer agent and registrar of such stock, if any, in such sum and under such terms as the Board of Directors may provide.


                                   ARTICLE VII
                                    DIVIDENDS

     SECTION 1. DIVIDENDS. Dividends may be declared by the Board of Directors (or the Executive Committee, if there be one and the authority to declare dividends is delegated to the Executive Committee by the Board of Directors) and paid in cash, shares, or other property out of the annual net income to the Corporation or out of its net assets in excess of its capital, computed in accordance with the state statute and subject to the conditions and limitations imposed by the Articles of Incorporation.

     No dividends shall be paid to the holders of any class of shares in violation of the rights of the holders of any other class of shares.

     Before payment of any dividends or making distribution of any profits, there may be set apart out of the excess of assets available for dividends such sum or sums as the Board of Directors (or Executive Committee, if there be one and the authority to declare dividends or make distributions is delegated to the Executive Committee) from time to time in its absolute discretion thinks proper as a reserve fund for any purpose.


                                  ARTICLE VIII
                                  FISCAL YEAR

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.


                                   ARTICLE IX
                         CONTRACTS, CHECKS, NOTES, ETC.

     SECTION 1. CONTRACTS, CHECKS, NOTES, ETC. All contracts and agreements authorized by the Board of Directors and all bonds and notes shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by (1) either the Chairman, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President, or a Vice President, and (2) any one of the following officers: Secretary or Assistant Secretary, Treasurer or Assistant Treasurer. The Board of Directors may by resolution adopted at any meeting designate officers of the Corporation who may in the name of the Corporation execute checks, drafts and orders for the payment of money in its behalf and, in the discretion of the Board of Directors, such officers may be so authorized to sign such checks singly without necessity for counter-signature.


                                    ARTICLE X
                           NOTICE AND WAIVER OF NOTICE

     SECTION 1. NOTICE AND WAIVER OF NOTICE. Any notice required to be given by these By-Laws to a Director or officer may be given in writing, personally served or through the United States Mail, or by telephone, telegram, cablegram or radiogram, and such notice shall be deemed to be given at the time when the same shall be thus transmitted. Any notice required to be given by these By-Laws may be waived by the person entitled to such notice.


                                   ARTICLE XI
                                 CORPORATE SEAL

     SECTION 1. CORPORATE SEAL. The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the word "Seal", and on the outer edge the name of the Corporation.


                                   ARTICLE XII
                                    AMENDMENT

     SECTION 1. AMENDMENT. These By-Laws may be amended or repealed at any meeting of the shareholders of the Corporation by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a two-thirds majority of the voting power on such proposal.